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                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-44476

                                   SUPPLEMENT
                                       TO
               PROSPECTUS/PROXY STATEMENT DATED SEPTEMBER 7, 2000
                                       OF
                      GREENSTONE ROBERTS ADVERTISING, INC.


1.  NEW REPURCHASE ELECTION DEADLINE: OCTOBER 24, 2000

       If the merger between Greenstone Roberts Advertising, Inc. ("GRAI") and Kupper Parker Communications, Incorporated is approved by the GRAI stockholders, the deadline for existing GRAI stockholders to exercise their right to have a certain number of shares repurchased by GRAI, as provided in the Prospectus/Proxy Statement, shall be OCTOBER 24, 2000. Such right of election for such repurchase will expire on that date. Any such GRAI shareholder wishing to make this election, who has not already returned the proxy card with this election, should do so immediately so that the transfer agent receives such election before such expiration date.

2.  MISCELLANEOUS

       For ease of reference, copies of the Form 10-KSB for the year ended October 31, 1999, Form 10-QSB for the quarters ended January 31, 2000 and April 30, 2000, and Form 8-K dated April 27, 2000 are being distributed in addition to the Prospectus/Proxy Statement.

       GRAI's filings with the Securities and Exchange Commission ("SEC"), including subsequent filings, are available from GRAI or through the Internet on the SEC website at http://www.sec.gov/edaux/formlynx.htm.

Please affix this Supplement to the Prospectus/Proxy Statement dated September 7, 2000.

THIS SUPPLEMENT TO PROSPECTUS/PROXY STATEMENT IS DATED SEPTEMBER 22, 2000.
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                      GREENSTONE ROBERTS ADVERTISING, INC.
                              401 Broadhollow Road
                            Melville, New York 11747
                                 (631) 249-2121


                                                              September 22, 2000

        RE: SUPPLEMENT TO PROSPECTUS/PROXY STATEMENT

Dear Stockholder:

        Enclosed is a Supplement to the Prospectus/Proxy Statement dated September 7, 2000, relating to the repurchase election deadline and the Company's Form 10-K and related documents.

        If you have not already returned your proxy card with your repurchase election thereon, please do so immediately. If you have already done so, please do not send in a duplicate card.

                                        Very truly yours,

                                        GREENSTONE ROBERTS ADVERTISING, INC.

                                        Ronald M. Greenstone, Chairman and
                                        Chief Executive Officer